Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Organizational restructuring and operating cost reduction initiatives on track

SAN DIEGO, Calif., — November 6, 2025 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the third quarter ended September 30, 2025, together with other business updates.
Quarterly Results:
•Revenue of $41.6 million, Net loss of $(45.1) million, and Adjusted EBITDA of $(10.8) million
“We exited the third quarter confident about the future of our business. Cygnus continues to perform well and TriLink, although lumpy by nature, shows strong funnel and order velocity. We expect TriLink to deliver double digit sequential revenue growth in the fourth quarter," said Bernd Brust, CEO, Maravai LifeSciences.
Brust continued, “The work we’ve done to reset, refocus, and strengthen the company positions us to deliver attractive financial results in the fourth quarter and 2026 while continuing to serve our customers with the same level of dedication we’ve had in the past."
Revenue Guidance for Full Year 2025
Revenue for the full year 2025 is expected to be approximately $185.0 million.
Maravai’s revenue guidance for the full year 2025 is based on current expectations and does not include revenue, if any, from high-volume CleanCap orders for commercial phase vaccine programs, or potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is also subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue for the Third Quarter 2025

	Three Months Ended September 30,
(Dollars in 000’s)	2025	2024	Year-over-Year % Change
Nucleic Acid Production	$25,353	$53,844	(52.9)%
Biologics Safety Testing	16,277	15,181	7.2%
Total Revenue	$41,630	$69,025	(39.7)%

Revenue for the Nine Months Ended September 30, 2025

	Nine Months Ended September 30,
(Dollars in 000’s)	2025	2024	Year-over-Year % Change
Nucleic Acid Production	$85,188	$154,446	(44.8)%
Biologics Safety Testing	50,689	48,181	5.2%
Total Revenue	$135,877	$202,627	(32.9)%
Third Quarter 2025 Financial Results by Reporting Segment
Revenue for the third quarter was $41.6 million, representing a 39.7% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $25.4 million for the third quarter, representing a 52.9% decrease year-over-year. The revenue decrease was primarily driven by a lack of high-volume CleanCap orders for commercial phase vaccine programs. Excluding revenue from high-volume CleanCap, revenue was down 28.8% year-over-year due to large GMP orders in the third quarter of 2024 not recurring in the third quarter of 2025, and lower discovery revenue driven by a softer research and development funding and purchasing environment.
•Biologics Safety Testing revenue was $16.3 million for the third quarter, up 7.2% year-over-year. The revenue increase was driven by strength in nearly all product lines.
Net loss and Adjusted EBITDA (non-GAAP) were $(45.1) million and $(10.8) million, respectively, for the third quarter of 2025, compared to net loss and Adjusted EBITDA (non-GAAP) of $(172.5) million and $16.2 million, respectively, for the third quarter of 2024.
Nine Months Ended September 30, 2025 Financial Results by Reporting Segment
Revenue for the nine months ended September 30, 2025 was $135.9 million, representing a 32.9% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $85.2 million for the nine months ended September 30, 2025, representing a 44.8% decrease year-over-year. The revenue decrease was primarily driven by a lack of high-volume CleanCap orders for commercial phase vaccine programs. Excluding revenue from high-volume CleanCap, revenue was down 17.2% year-over-year due to lower demand for discovery and GMP consumable products.
•Biologics Safety Testing revenue was $50.7 million for the nine months ended September 30, 2025, up 5.2% year-over-year. The revenue increase was driven primarily by strength in HCP qualification services and increased demand for MockV viral clearance kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(167.7) million and $(31.7) million, respectively, for the nine months ended September 30, 2025, compared to net loss and Adjusted EBITDA (non-GAAP) of $(213.6) million and $37.0 million, respectively, for the same period in the prior year.
Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the third quarter of 2025 and other business updates. To participate in the conference call by telephone, approximately 10 minutes before the call, dial (800) 579-2543 or (785) 424-1789 and reference Maravai LifeSciences, Conference ID MARAVAI. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$41,630	$69,025	$135,877	$202,627
Cost of revenue	35,975	36,791	114,729	113,708
Gross profit	5,655	32,234	21,148	88,919

Operating expenses:
Selling, general and administrative	35,396	39,087	113,535	120,528
Research and development	3,844	4,704	13,614	14,660
Change in estimated fair value of contingent consideration	60	(178)	200	(1,373)
Goodwill impairment	—	154,239	42,884	154,239
Restructuring	7,386	(4)	7,386	(1,220)
Total operating expenses	46,686	197,848	177,619	286,834
Loss from operations	(41,031)	(165,614)	(156,471)	(197,915)
Other income (expense):
Interest expense	(6,844)	(13,634)	(20,437)	(36,437)
Interest income	2,797	7,071	9,052	21,367
Change in payable to related parties pursuant to the Tax Receivable Agreement	—	(39)	—	(39)
Other (expense) income	(71)	72	(4,109)	(2,384)
Loss before income taxes	(45,149)	(172,144)	(171,965)	(215,408)
Income tax (benefit) expense	(92)	311	(4,218)	(1,853)
Net loss	(45,057)	(172,455)	(167,747)	(213,555)
Net loss attributable to non-controlling interests	(19,501)	(75,381)	(72,655)	(94,614)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(25,556)	$(97,074)	$(95,092)	$(118,941)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.18)	$(0.68)	$(0.66)	$(0.87)
Weighted average number of Class A common shares outstanding, basic and diluted	144,683	141,555	144,119	136,595

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA (non-GAAP)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(45,057)	$(172,455)	$(167,747)	$(213,555)
Add:
Amortization	7,209	6,891	21,439	20,629
Depreciation	5,975	5,044	17,625	15,386
Interest expense	6,844	13,634	20,437	36,437
Interest income	(2,797)	(7,071)	(9,052)	(21,367)
Income tax (benefit) expense	(92)	311	(4,218)	(1,853)
EBITDA	(27,918)	(153,646)	(121,516)	(164,323)
Acquisition contingent consideration (1)	60	(178)	200	(1,373)
Acquisition integration costs (2)	847	919	2,445	4,641
Stock-based compensation (3)	9,056	13,050	26,248	38,870
Merger and acquisition related expenses (4)	—	833	1,270	863
Acquisition related tax adjustment (5)	—	(67)	4,082	2,374
Executive leadership transition costs (6)	17	—	2,024	—
Goodwill impairment (7)	—	154,239	42,884	154,239
Property and equipment impairment (8)	7	—	1,059	—
Restructuring costs (9)	6,932	(10)	6,932	1
Other (10)	232	1,099	2,646	1,731
Adjusted EBITDA (non-GAAP)	$(10,767)	$16,239	$(31,726)	$37,023

Net Loss attributable to Maravai LifeSciences Holdings, Inc. to Adjusted Net Loss (non-GAAP) and Adjusted Fully Diluted Loss Per Share (non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(25,556)	$(97,074)	$(95,092)	$(118,941)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(19,501)	(75,381)	(72,655)	(94,614)
Adjustment to the provision for income tax (11)	4,644	17,961	17,304	22,544
Tax-effected net loss	(40,413)	(154,494)	(150,443)	(191,011)
Acquisition contingent consideration (1)	60	(178)	200	(1,373)
Acquisition integration costs (2)	847	919	2,445	4,641
Stock-based compensation (3)	9,056	13,050	26,248	38,870
Merger and acquisition related expenses (4)	—	833	1,270	863
Acquisition related tax adjustment (5)	—	(67)	4,082	2,374
Executive leadership transition costs (6)	17	—	2,024	—
Goodwill impairment (7)	—	154,239	42,884	154,239
Property and equipment impairment (8)	7	—	1,059	—
Restructuring costs (9)	6,932	(10)	6,932	1
Other (10)	232	1,099	2,646	1,731
Tax impact of adjustments (12)	1,932	(17,112)	(1,950)	(21,045)
Net cash tax benefit retained from historical exchanges (13)	—	119	—	687
Adjusted net loss (non-GAAP)	$(21,330)	$(1,602)	$(62,603)	$(10,023)

Diluted weighted average shares of Class A common stock outstanding	257,019	255,203	255,943	253,910

Adjusted net loss (non-GAAP)	$(21,330)	$(1,602)	$(62,603)	$(10,023)
Adjusted fully diluted loss per share (non-GAAP)	$(0.08)	$(0.01)	$(0.24)	$(0.04)
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in the estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of the Company’s acquisition of MyChem, LLC (“MyChem”) and Alphazyme, LLC (“Alphazyme”), which were completed in January 2022 and January 2023, respectively. These retention payments arise from the Company’s agreements executed in connection with the acquisitions of MyChem and Alphazyme and provide incremental financial incentives, over and above recurring compensation, to ensure the employees of these companies remain present and participate in integration of the acquired businesses during the integration and knowledge transfer periods. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continue to be employed by the Company. The Company agreed to pay the sellers of MyChem retention payments totaling $20.0 million as of the second anniversary of the closing of the acquisition date as long as two senior employees (who were also the sellers of MyChem) continue to be employed by TriLink. The Company considers the payment of these retention payments as probable and is recognizing compensation expense related to these payments in the post-acquisition period ratably over the service period. Retention payment expenses were $0.7 million (Alphazyme) and $2.2 million (Alphazyme) for the three and nine months ended September 30, 2025, respectively. Retention payment expenses were $0.8 million (Alphazyme) and $4.3 million (MyChem $1.8 million; Alphazyme $2.5 million) for the three and nine months ended September 30, 2024, respectively. Retention expenses for MyChem concluded in the first quarter of 2024, and following the payments in the first quarter of 2024, there are no further retention expenses payable for MyChem. The remaining retention accrual for Alphazyme is $0.7 million, expected to be accrued through December 31, 2025, with payments expected to be made in the first quarter of 2026. There are no further cash-based retention payments planned, other than those disclosed above, for acquisitions completed as of September 30, 2025.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred in connection with acquisitions that were pursued but not consummated.
(5)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.
(6)Refers to costs associated with the executive leadership transition that occurred in June 2025, including severance and legal costs. For the nine months ended September 30, 2025, stock-based compensation benefit of $3.3 million primarily related to forfeited stock awards in connection with the executive leadership transition is included in the stock-based compensation line item. For the three months ended September 30, 2025, there was no such stock-based compensation benefit amount.
(7)Refers to goodwill impairment recorded for our Nucleic Acid Production segment.
(8)Refers to non-cash charges to write-down laboratory equipment to estimated fair value, less costs to sell.
(9)Refers to restructuring costs (benefit) associated with the 2025 Corporate Realignment Plan and the 2023 Cost Realignment Plan. For the three and nine months ended September 30, 2025, stock-based compensation expense of $0.5 million related to forfeited stock awards in connection with the 2025 Corporate Realignment Plan is included in the stock-based compensation line item. For the nine months ended September 30, 2024, stock-based compensation benefit of $1.2 million related to forfeited stock awards in connection with the 2023 Cost Realignment Plan is included in the stock-based compensation line item. For the three months ended September 30, 2024, such stock-based compensation expense amount was immaterial.
(10)For the three and nine months ended September 30, 2025, refers to severance payments, inventory step-up charges in connection with the acquisition of Alphazyme, and other non-recurring costs that are deemed to be outside of the ordinary course of business. For the three and nine months ended September 30, 2024, refers to loss on abandoned projects, severance payments, inventory step-up charges and certain other adjustments in connection with the acquisition of Alphazyme, and other non-recurring costs that are deemed to be outside of the ordinary course of business.
(11)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(13)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider representative of our ongoing operating performance including, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with completed acquisitions; (vi) executive leadership transition costs; (vii) impairment charges; (viii) restructuring costs; (ix) severance payments; and (x) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net Loss as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted fully diluted EPS as Adjusted Net Loss divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and do not represent, and should not be considered as, an alternative to net loss, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net loss, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s expected revenue performance for full year 2025; the future of Maravai’s business; TriLink’s strong customer funnel and order velocity; expectations that TriLink will achieve double digit sequential revenue growth in Q4 2025; Maravai’s ability to deliver attractive financial results in the fourth quarter of 2025 and in 2026; and Maravai’s ability to continue to deliver historical levels of customer service following Maravai’s cost reduction initiatives and organizational changes, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services.
•The risk that Maravai does not realize the expected operational or financial benefits from its organizational changes.
•Maravai’s operating results are prone to significant fluctuation, which may make Maravai’s future operating results difficult to predict and could cause Maravai’s actual operating results to fall below expectations or any guidance Maravai may provide.
•Uncertainty regarding the extent and duration of Maravai’s revenue associated with high-volume sales of CleanCap® for commercial phase vaccine programs and the dependency of such revenue, in important respects, on factors outside our control.
•The impact of shifts in U.S. and foreign trade policy, including the imposition of tariffs, trade restrictions and retaliatory actions, on demand for Maravai’s products and services and Maravai’s customers’ ability to commit funds to purchase such products and services.
•Decreases in research and development funding caused by changes in U.S. public health policy and the spending priorities of the U.S. federal government.
•Unintended consequences from our recent organizational changes and workforce reduction.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of its products and services.

•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•The potential failure of Maravai’s products and services to not perform as expected and the reliability of the technology on which Maravai’s products and services are based.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Maravai’s ability to efficiently manage its strategic acquisitions and organic growth opportunities.
•Natural disasters, geopolitical instability (including the ongoing military conflicts in Ukraine and the Middle East) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and Maravai’s ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of Maravai’s raw materials and the risk that Maravai may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the U.S. Food and Drug Administration or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for Maravai’s current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Maravai’s ability to protect the confidentiality of Maravai’s proprietary information.
•The risk that one of Maravai’s products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with Maravai’s obligations under intellectual property license agreements.
•Maravai’s or Maravai’s licensors’ failure to maintain the patents or patent applications in-licensed from a third party.
•Maravai’s ability to adequately protect Maravai’s intellectual property and proprietary rights throughout the world.
•Maravai’s existing level of indebtedness and Maravai’s ability to raise additional capital on favorable terms.
•Maravai’s ability to generate sufficient cash flow to service all of Maravai’s indebtedness.
•Maravai’s potential failure to meet Maravai’s debt service obligations.
•Restrictions on Maravai’s current and future operations under the terms applicable to Maravai’s credit agreement.
•Maravai’s dependence, by virtue of Maravai’s principal asset being its interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay Maravai’s taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.
•The risk that conflicts of interest could arise between Maravai’s shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit Maravai’s shareholders.
•The substantial future cash payments Maravai may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of Maravai’s former owners hold their interests in the Company and the negative effect of such payments.
•The fact that Maravai’s organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit Maravai’s other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Maravai’s ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that Maravai will receive distributions from Topco LLC significantly in excess of Maravai’s tax liabilities and obligations to make to make payments under the Tax Receivable Agreement.
•Factors that could lead to future impairment of Maravai’s goodwill and other amortizable intangible assets.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of Maravai’s income or other tax returns.
•Risks and uncertainty related to the restatement of Maravai’s previously issued financial statements.
•Maravai’s ability to remediate the material weaknesses in its internal control over financial reporting in a timely manner.
•Maravai’s ability to design and maintain effective internal control over financial reporting in the future.
•The fact that investment entities affiliated with GTCR, LLC currently control a majority of the voting power of Maravai’s outstanding common stock, and it may have interests that conflict with Maravai’s or yours in the future.
•Risks related to Maravai’s “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in Maravai’s corporate organizational documents.
•Potential sales of a significant portion of Maravai’s outstanding shares of Class A common stock.
•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.

Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com